EXHIBIT 10.8

FIRST HORIZON NATIONAL CORPORATION
SURVIVOR BENEFITS PLAN
(As Amended and Restated 7-18-06)

I. PURPOSE

The purpose of this plan is to advance the interests of First Horizon National Corporation and any successor thereto and its subsidiaries (hereinafter collectively referred to as the “Company”) by encouraging and enabling the Company to attract, motivate and retain key executives.

II. EFFECTIVE DATE

The effective date of this Survivor Benefits Plan (hereinafter referred to as the “Plan”) is January 1, 1984.

III. ADMINISTRATION AND ELIGIBILITY

A.
The Plan will be administered by the Administration Committee (hereinafter referred to as the “Committee”) consisting of the Executive Vice President, Personnel Division Manager, who shall act as the Chairman, and the Vice President, Manager Compensation. The executives of the Company who will participate will occupy a position in salary grades 1 through 14, as determined by the Compensation Committee of the Board of Directors, and will receive benefits in accordance with the provisions of the Plan. Notwithstanding the foregoing, executives who occupy a position in salary grades 15 through 18 and who were participants in the Plan on the effective date of this amendment and restatement will continue to participate in the Plan and to receive benefits in accordance with the provisions of the Plan. The Committee may, in its discretion, add additional qualifications to participation, including the execution of consents to be insured under bank-owned life insurance policies even though such policies are not used to fund benefits under the Plan.

B.
The Committee will have the authority and responsibility (1) of interpreting the Plan and any agreement evidencing benefits granted hereunder, and (2) making all other determinations in connection with the administration of the Plan, all of which shall be final and conclusive.

IV. PRE-RETIREMENT SURVIVOR BENEFITS

A. Computation of Survivor Benefits

In the event of death of a participant in the Plan while he is employed, a survivor benefit equivalent to 2½ times the participant’s base salary as of January 1 of the year of death (exclusive of incentive or bonus compensation) shall be paid to the beneficiary designated by the participant on Exhibit “A” attached hereto.

B. Alternative Benefit

In lieu of the benefit provided in Paragraph A., above, the participant may elect for his designated beneficiary to receive a lump sum insurance benefit, payable pursuant to an insurance policy or arrangement selected by the Company. Said benefit shall be equivalent to 2½ times the participant’s base salary as of January 1 of the year of death (exclusive of incentive or bonus compensation). The Company may provide the lump sum insurance benefit at its discretion through (a) term life insurance policies, (b) a split dollar life insurance agreement in form substantially similar to that attached as Exhibit “B” or (c) any similar life insurance policies or arrangements. In order to elect this alternative benefit, the participant must execute such forms or agreements as the Company or the life insurance company may require (the “Life Insurance Documentation”) and be insurable within the designated carrier’s normal range of premium rates. The payment of benefits under this option shall be governed by the terms of the Life Insurance Documentation.

C. Qualification to Receive Survivor Benefits

In order to qualify to receive the survivor benefits set forth above, a participant must be in the employ of the Company at the time of his death.

V. POST-RETIREMENT SURVIVOR BENEFITS

A.
In the event of death of a Participant in the Plan following retirement, a survivor benefit equivalent to 2 times the Participant’s final year’s base salary (exclusive of incentive or bonus compensation) shall be paid to the Participant’s designated beneficiary.

B.
In order to qualify to receive the post-retirement survivor benefits payable hereunder, a Participant must remain employed until age 65, or until age 55 and completion of at least 15 years of vesting service for purposes of the Company’s pension plan, or have a sum of their age and such years of vesting service that totals 75, unless an early retirement date is approved by the Compensation Committee of the Board of Directors. Provided, however, a Participant whose employment is involuntarily terminated for Cause prior to a Change in Control (as defined in Section X.(C)) or more than two years after a Change in Control shall be ineligible for the post-retirement survivor benefit described in paragraph A of this Section V. Notwithstanding the foregoing, a Participant who is terminated for Cause and a Participant whose employment is involuntarily terminated without Cause (as hereinafter defined), or who voluntarily terminates his employment for Good Reason (as hereinafter defined), within two years after the date on which a Change in Control (as defined in Section X.C.) occurs and who had attained age 50 at the time of such termination of employment shall be deemed to have retired for purposes of the Plan and shall be eligible for the post-retirement survivor benefit described in Paragraph A of this Section V. For purposes of this Paragraph, termination by the Company of a Participant’s employment for “Cause” shall mean termination upon (a) the willful continued failure by a Participant to perform substantially his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant by the Chairman of the Board or President of the Company which specifically identifies the manner in which such executive believes that the Participant has not substantially performed his or her duties, or (b) in the case of a Participant described in the third sentence of this Section V.B., the willful engaging by a Participant in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this Paragraph, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by a Participant in good faith and in the best interests of the Company. It is also expressly understood that a Participant’s attention to matters not directly related to the business of the Company shall not provide a basis for termination for Cause so long as the Board has approved the Participant’s engagement in such activities. Notwithstanding the foregoing, in the case of a Participant described in the third sentence of this Section V.B, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of the conduct set forth above in (a) or (b) of this Paragraph and specifying the particulars thereof in detail. For purposes of this Paragraph, termination by the Participant of his or her employment for “Good Reason” shall mean termination based on:

(A) a determination by the Participant, in his or her reasonable judgment, that there has been an adverse change in his or her status or position(s) as an executive officer of the Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in his or her status or position(s) as a result of a diminution in his or her duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to the Participant of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of the Participant from or any failure to reappoint or reelect the Participant to such position(s) (except in connection with the termination of his or her employment for Cause, disability or retirement or as a result of death or by the Participant other than for Good Reason);

(B) a reduction by the Company in a Participant’s base salary as in effect immediately prior to the Change in Control;

(C) the failure by the Company to continue in effect any Plan (as hereinafter defined) in which a Participant is participating at the time of the Change in Control of the Company (or Plans providing the Participant with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect a Participant’s continued participation in any of such Plans on at least as favorable a basis to the Participant as is the case on the date of the Change in Control or which would materially reduce a Participant’s benefits in the future under any of such Plans or deprive a Participant of any material benefit enjoyed by the Participant at the time of the Change in Control;

(D) the failure by the Company to provide and credit a Participant with the number of paid vacation days to which the Participant is then entitled in accordance with the Company’s normal vacation policy as in effect immediately prior to the Change in Control;

(E) the Company’s requiring a Participant to be based at an office that is greater than 25 miles from where the Participant’s office is located immediately prior to the Change in Control except for required travel on the Company’s business to an extent substantially consistent with the business travel obligations which the Participant undertook on behalf of the Company prior to the Change in Control;

(F) the failure by the Company to obtain the assumption of its obligations by a successor or assign in a manner satisfactory to Participant, as contemplated by Section X(E);

(G) any purported termination by the Company of a Participant’s employment which is not effected pursuant to a written notice of termination; which, if applicable, satisfies the requirements of subsection V(B) above; or

(H) any refusal by the Company to continue to allow Participant to attend to matters or engage in activities not directly related to the business of the Company which, prior to the Change in Control, the Participant was permitted by the Board to attend to or engage in.

VI.	PAYMENT OF PRE AND POST-RETIREMENT SURVIVOR BENEFITS

A.
In the event that a participant fails to make a written election prior to his death to have the pre-retirement survivor benefits, payable under Paragraph IV.A., above, and post-retirement survivor benefits, payable in installments, the survivor benefits shall be payable in a lump sum within sixty (60) days following the participant’s death. Should the participant make a timely written election to have the survivor benefits payable in installments, the survivor benefits shall be payable in installments over a period not to exceed ten (10) years. An additional payment of interest shall be payable on the unpaid balance of the survivor benefits at a rate of interest defined to be equivalent to the average 90-day Treasury Bill rate for the prior year plus 50 “basis points”, adjusted on an annual basis. Any installment payments made pursuant to a timely election shall be paid no less frequently than on a quarterly basis.

B.
Notwithstanding the fact that a participant makes a timely election to have the post-retirement survivor benefits payable in installments, the Company reserves the right to make a lump sum distribution to the participant’s beneficiary.

C.
Benefits payable pursuant to the terms of the Plan shall be paid directly from the general assets of the Company. Should the Company establish any advance reserve, such reserve or fund shall not under any circumstances be deemed to be an asset of the Plan nor a source of payment of any claims under the Plan but, at all times, shall remain a part of the general assets of the Company.

VII. DISQUALIFYING EVENTS AND LOSS OF BENEFITS

No benefits will be paid to a participant under the Plan in the event of the following circumstances:

A.
Resignation or termination of a participant’s employment, without satisfaction of the conditions described in Paragraph B of Section V hereof, unless such benefits are approved by the Compensation Committee of the Board of Directors.

B.
Termination, available at the Company’s discretion except as otherwise provided in Paragraph C of Section X hereof, of the Plan, or an individual’s withdrawal from participation in the Plan. Termination of the plan shall be effective thirty (30) days following the date on which the participants are sent notification that the Plan has been terminated. Furthermore, those benefits which have accrued to participants under the provisions of Paragraphs IV. or V. as a result of death or retirement may not be terminated and the company shall be responsible for the payment of such benefits, notwithstanding termination of the Plan.

C.	Death of the participant by suicide within twenty-four (24) months following execution of the adoption agreement attached hereto as Exhibit “A”.

VIII. ADMISSION TO THE PLAN

Admission to the Plan will be evidenced by a letter from the Company to the participant advising him of his right to participate in the Plan and the execution by the participant of the adoption agreement attached hereto as Exhibit “A”. In addition, those participants electing the alternative benefit provided in Paragraph IV.B. will be required to execute the Life Insurance Documentation.

IX. CLAIMS PROCEDURES

A.
All claims for the benefits under the Plan shall be submitted in writing to the Chairman of the Committee. The Chairman shall review the claim when filed and advise the claimant as to whether the claim is approved or denied. If the claim is wholly or partially denied, the Chairman shall furnish a written denial within 90 days after receipt of the filed claim unless special circumstances require an extension of time for processing the claim, in which case the Chairman shall furnish the written denial within 180 days after receipt of the filed claim.

The written denial shall contain (a) the specific reason or reasons for denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) appropriate information as to the steps to be taken if the claimant wishes to appeal the denial of the claim.

B.
The claimant may appeal the denial of the claim to the Committee within 90 days after receipt of such decision. The appeal shall be in writing addressed to the Committee and shall state the reason why it should grant the appeal. The Committee shall conduct a full and fair review of the claim and shall issue its decision within 60 days of the receipt of the appeal unless there are special circumstances, in which case a decision shall be rendered within 120 days of the receipt of the appeal. The Committee’s decision shall be in writing, stating the reasons therefore and shall make specific references to the pertinent Plan provisions on which the decision is based.

C.	The Committee’s decision upon appeal, or the Chairman’s initial decision if no appeal is taken, shall be final, conclusive and binding on all parties.

D.	Notwithstanding anything in Section III(B) or this section IX to the contrary, after a Change in Control:

1.	Subsection (C) shall be inoperative;

2.	the “90" and “180" days periods in subsection (A) shall be changed to “15" and “30" day periods, respectively;

3.	the “90", “60" and “120" day periods in subsection (B) shall be changed to “30", “15", and “30" day periods, respectively; and

4.
if the claim has not been wholly approved within 90 days after receipt by the Administrator, then the claimant may bring a lawsuit in a court of competent jurisdiction to enforce claimant’s rights under the Plan. All attorneys’ fees and all other costs and expenses incurred by claimant in connection with such litigation shall be the obligation of and shall be paid on a timely basis by the Company regardless of whether claimant prevails in such litigation.

X. MISCELLANEOUS

A.
Nonalienability. No benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrances of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any other benefit, whether currently or hereafter payable, shall be void. Except as otherwise specifically provided by law, no benefit payable hereunder shall, in any manner, be liable for or subject to the debts or liabilities of any participant or any other person entitled to such benefit.

B.
No Rights to Employment. The Plan shall not be construed as providing any participant with the right to be retained in the Company’s employ or to receive any benefit not specifically provided hereunder.

C.
Amendment and Termination. The Company shall have the right, at any time and from time to time, to amend in whole or in part, or to terminate any of the provisions of the plan, subject to the provisions of Paragraph VII.B. and such amendment or termination shall be binding upon all participants and parties in interest. Notwithstanding the foregoing, no amendment or termination of the Plan occurring on or after the date on which a Change in Control (as defined herein) occurs shall reduce or eliminate any benefit payable hereunder to any employee who had qualified for participation in the Plan prior to the date of such Change in Control. For purposes of this Paragraph C, a "Change in Control" means the occurrence of any one of the following events:

(i) individuals who, on January 21, 1997, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “Person” (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a “Subsidiary”), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii) consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a change in control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

D.	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Tennessee.

E.
Successors. This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term "Company," as used in the Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.